                                                                    Exhibit 23.3


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Omnicare, Inc. of our report dated January 29, 1999 relating to the financial statements and financial statement schedules, appearing in Omnicare, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the use in this Registration Statement of our report dated February 1, 1999 relating to the financial statements of CompScript-Boca, Inc., which appears in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
-------------------------------
    PricewaterhouseCoopers LLP


Cincinnati, Ohio
June 15, 1999